Exhibit 10.11

NON-NEGOTIABLE PROMISSORY NOTE

$168,488.82	Portland, Oregon May 31, 2002

FOR VALUE RECEIVED, the undersigned Andrew Haller (“Borrower”) promises to pay to PacifiCorp (“Lender”) the principal sum of one hundred sixty-eight thousand eight hundred forty-one dollars and four cents ($168,841.04), together with interest at a rate of four and seventy-four hundreths percent (4.74%) per annum, compounded annually. Interest shall be calculated on the basis of a 365-day year, and on the basis of actual days elapsed. Borrower shall repay principal and interest due hereunder in six (6) equal payments of thirty-two thousand nine hundred eighty-eight dollars and fifty-six cents ($32,988.56), due annually on the 30th day of June over the six-year period beginning June 30, 2002 and ending June 30, 2007. This promissory note (this “Note”) is being provided by Borrower to Lender in connection with that certain Employment Agreement dated May 23, 2001 between Borrower and Lender (the “Agreement”).

Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal of this Note without any penalty.

Borrower agrees that in the event the Borrower’s employment ends due to termination for cause by the Lender (as defined in the Agreement) or voluntary resignation by the Borrower, Borrower will repay any amounts then outstanding under this Note within thirty (30) days of termination of employment. Borrower further agrees to execute any and all documents necessary to allow Lender to withhold remaining employment compensation (after provision for all employment tax) and apply that to any of the Borrower’s outstanding balance due on the Note.

Lender may, in its sole discretion and without prior notice to Borrower, establish an accelerated payment schedule for any unpaid amounts hereunder, if the Borrower’s employment with Lender is involuntarily terminated for reasons other than cause (as defined in the Agreement). Borrower agrees to execute any documents necessary to allow Lender to withhold remaining employment compensation and apply that to any of the Borrower’s outstanding balance due on the Note.

Amounts due hereunder are to be paid in lawful money of the United States of America in federal or other immediately available funds.

This Note shall be governed by and construed in accordance with the laws of the State of Oregon and shall be binding upon the Borrower and Borrower’s successors and assigns. If this Note contains any blanks when executed by Borrower, Lender is hereby authorized, without notice to Borrower, to complete any such blanks according to the terms upon which this note was issued. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

Borrower waives presentment, demand, notice of dishonor, protest, notice of nonpayment and all other notices and demands in connection with the enforcement of the Lender’s rights hereunder. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the holder to be a true and correct copy.

A default shall occur if Borrower fails to make any payment due under this Note within ten (10) calendar days after the due date, as set forth herein. In the event of a default under this Note, Borrower agrees to pay all costs and expenses, including without limitation all attorneys’ fees and expenses (whether incurred at the trial or appellate level, in any arbitration proceeding, in bankruptcy, including without limitation, any adversary proceeding, contested matter, or motion, or otherwise), incurred by Lender arising from or relating to such default or otherwise arising from or relating to this Note.

UNDER OREGON LAW (ORS 41.580), AFTER OCTOBER 8, 1989, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDING PARTY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES, OR SECURED SOLELY BY THE BORROWER’S RESIDENCE, MUST BE IN WRITING, SET FORTH THE CONSIDERATION GIVEN AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE LENDING PARTY TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the dates set forth above.

BORROWER

/s/ Andrew P. Haller	May 28, 2002

Andrew P. Haller